Exhibit 99

TI reports financial results for 4Q08 and 2008

Conference call on TI web site at 4:30 p.m. Central time today
www.ti.com/ir

     DALLAS (Jan. 26, 2009) – Texas Instruments Incorporated (TI) (NYSE: TXN) today announced fourth-quarter revenue of $2.49 billion, net income of $107 million and earnings per share (EPS) of $0.08.

     These financial results include restructuring charges of $0.13 per share. Without the charges, EPS would have been $0.21, considerably better than the company’s mid-quarter expectations. (See reconciliation table below.)

     TI also announced it is making reductions in employment because demand has continued to weaken with the slowing economy. Employment will be reduced 12 percent through 1800 layoffs and 1600 voluntary retirements and departures. Charges for these employment reductions will be about $300 million. Annualized savings from these reductions, plus those announced in October for the restructuring of the company’s Wireless business, will be about $700 million after all reductions are complete in the third quarter of 2009.

      “We are realigning our expenses with a global economy that continues to weaken,” said Rich Templeton, TI chairman, president and chief executive officer. “By reducing expenses now, we keep TI financially strong and able to invest for future growth.

     “Most of the reductions will come in our internal support functions and non-core product lines so that a greater percentage of the dollars we spend will go directly toward developing and supporting Analog and Embedded Processing products. We believe these are the areas that will drive TI’s future growth and allow us to achieve our financial objectives.

     “We are not counting on a near-term economic rebound for improvement. The actions we are taking to reduce expenses and inventory will position TI to deliver solid financial results, even in a period of prolonged economic weakness. When the economy strengthens, we’ll be pleased that we focused aggressively on our core product lines.”

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TI reports financial results for 4Q08 and 2008	Page 2

4Q08 financial summary

Amounts are in millions of dollars, except per-share amounts. Except as noted, financial results are for continuing operations. The sale of TI’s former Sensors & Controls business was completed on April 27, 2006, and that business is reported as a discontinued operation.

	4Q08	4Q07	vs. 4Q07	3Q08	vs. 3Q08
Revenue:	$2491	$3556	-30%	$3387	-26%
Operating profit:	$51	$996	-95%	$746	-93%
Income:	$107	$753	-86%	$563	-81%
Earnings per share:	$0.08	$0.54	-85%	$0.43	-81%
Cash flow from operations:	$1113	$1425	-22%	$1046	6%

     TI’s revenue declined 30 percent compared with the fourth quarter of 2007 and declined 26 percent compared with the third quarter of 2008. Revenue in all segments declined in both comparisons.

     TI’s operating profit declined 95 percent compared with the fourth quarter of 2007 and 93 percent compared with the third quarter. The declines were due to lower revenue and the associated lower gross profit in all segments, higher restructuring charges, as well as the impact of underutilized manufacturing assets. These more than offset other manufacturing cost reductions and lower operating expenses.

     Excluding restructuring charges of $254 million, TI’s operating profit was $305 million in the fourth quarter, or 12.2 percent of revenue. (See reconciliation table below.)

4Q08 segment results

	4Q08	4Q07	vs. 4Q07	3Q08	vs. 3Q08	Note
Analog:
Revenue	$1015	$1303	-22%	$1289	-21%	(1)
Operating profit	$78	$433	-82%	$274	-71%
Embedded Processing:
Revenue	$340	$431	-21%	$427	-20%	(2)
Operating profit (loss)	$(2)	$103	-102%	$73	-103%
Wireless:
Revenue	$646	$1123	-42%	$915	-29%	(3)
Operating profit (loss)	$(87)	$254	-134%	$155	-156%
Other:
Revenue	$490	$699	-30%	$756	-35%	(4)
Operating profit	$62	$206	-70%	$244	-75%

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TI reports financial results for 4Q08 and 2008	Page 3

The product categories in each segment are as follows:

  Analog: high-performance analog (includes standard power management products, data converters, amplifiers and interface products), high-volume analog & logic
  Embedded Processing: DSPs and microcontrollers used in catalog, communications infrastructure and automotive applications
  Wireless: DSPs and analog used in basebands, OMAP™ applications processors and connectivity products for handsets
  Other: DLP® products, calculators, RISC microprocessors, ASIC products, royalties
(1)	The decline in Analog revenue from a year ago and from the prior quarter was primarily due to high-volume analog & logic. High-performance analog revenue also declined in both comparisons to a lesser extent.

(2)	The decline in Embedded Processing revenue from a year ago and from the prior quarter was primarily due to a combination of lower catalog and automotive product revenue. Revenue from communications infrastructure products also declined to a lesser extent.

(3)	Wireless revenue declined from a year ago and from the prior quarter primarily due to lower baseband revenue.

(4)	Other revenue decreased from a year ago primarily due to declines in RISC microprocessors, DLP products, royalties and calculators. Other revenue decreased from the prior quarter due to the seasonal decline in calculator revenue and lower revenue from DLP products, royalties, ASIC products and RISC microprocessors.

     Operating profit declined in all segments because of the effect of decreased revenue and restructuring charges. Restructuring charges were as follows:

	4Q08	4Q07	3Q08
Analog:	$60	$2	$--
Embedded Processing:	$24	$1	$--
Wireless:	$130	$2	$--
Other:	$40	$1	$--
Total:	$254	$6	$--

     The fourth-quarter 2008 restructuring charges of $254 million included $121 million for a portion of the actions just announced, $109 million for actions announced in October to re-focus the company’s Wireless business and $24 million for asset impairments related to an action announced in 2007 to shut down an older digital factory.

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TI reports financial results for 4Q08 and 2008	Page 4

4Q08 additional financial information

  Net income includes a $67 million tax benefit from the reinstatement of the federal research tax credit, which was signed into law in October 2008 and was retroactive to the beginning of 2008.

  Orders were $1.86 billion, down 47 percent from a year ago and down 42 percent from the prior quarter.

  Inventory was reduced by $200 million in the quarter. The company expects to continue to reduce inventory in the first quarter of 2009.

  Capital expenditures were $76 million in the quarter, a decline from $181 million in the fourth quarter of 2007 and $197 million in the prior quarter. The lower capital expenditures reflect restraints on spending implemented by management during this period of weaker demand and the lack of need for additional manufacturing capacity in the near term.

  The company used $386 million in the quarter to repurchase 20.3 million shares of its common stock and paid dividends of $141 million.

Year 2008 financial summary

	2008	2007	vs. 2007
Revenue:	$12501	$13835	-10%
Operating profit:	$2437	$3497	-30%
Income:	$1920	$2641	-27%
Earnings per share:	$1.45	$1.83	-21%
Cash flow from operations:	$3330	$4407	-24%

     TI revenue declined 10 percent compared with the prior year primarily due to a decline in Wireless segment revenue. Revenue in the Other segment also declined for the year. As the year progressed and the global economy weakened, the decline in TI revenue accelerated and broadened to the extent that all segments declined from the year-ago quarter in the final quarter of the year.

     TI operating profit decreased 30 percent in 2008 due to the decline in revenue and the associated lower gross profit, the impact of underutilized manufacturing assets and higher restructuring charges. These more than offset a reduction in operating expenses.

     Excluding restructuring charges of $254 million, TI’s operating profit was $2.69 billion in 2008, or 21.5 percent of revenue. (See reconciliation table below.)

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TI reports financial results for 4Q08 and 2008	Page 5

Year 2008 segment results

	2008	2007	vs. 2007	Note
Analog:
Revenue	$4857	$4927	-1%	(1)
Operating profit	$1050	$1548	-32%
Embedded Processing:
Revenue	$1631	$1588	3%	(2)
Operating profit	$268	$290	-7%
Wireless:
Revenue	$3383	$4195	-19%	(3)
Operating profit	$347	$763	-55%
Other:
Revenue	$2630	$3125	-16%	(4)
Operating profit	$772	$896	-14%

(1)	Analog revenue was about even as growth in high-performance analog was more than offset by a decline in high-volume analog & logic.

(2)	Embedded Processing revenue grew due to increased revenue from communications infrastructure and catalog products that more than offset a decline in revenue from automotive products.

(3)	Wireless revenue declined due to lower baseband revenue. OMAP applications processor revenue also declined.

(4)	Other revenue declined due to lower revenue across a broad range of products, the effect of the sale of a DSL product line in 2007 and lower royalties.

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TI reports financial results for 4Q08 and 2008	Page 6

Restructuring charges negatively impacted each segment’s operating profit as follows:

	2008	2007
Analog:	$60	$18
Embedded Processing:	$24	$4
Wireless:	$130	$20
Other:	$40	$10
Total:	$254	$52

2008 additional financial information

  Capital expenditures were $763 million in 2008. Depreciation was $1.02 billion.

  The company used $2.12 billion to repurchase 80.2 million shares of its common stock and paid dividends of $537 million.

Outlook

For the first quarter of 2009, TI expects:

  Revenue: $1.62 – 2.12 billion
  Earnings per share: $0.11 loss - 0.03 profit

The EPS estimate includes $0.03 per share resulting from $50 million of estimated restructuring charges. EPS will continue to be impacted in the first quarter by costs associated with underutilized manufacturing assets as a result of lower demand and the company’s continued reduction of inventory.

TI will update its first-quarter outlook on March 9, 2009.

For the full year of 2009, TI expects approximately the following:

  R&D expense: $1.5 billion
  Capital expenditures: $300 million
  Depreciation: $900 million
  Annual effective tax rate: 24%

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TI reports financial results for 4Q08 and 2008	Page 7

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Income
(Millions of dollars, except share and per-share amounts)

	For Three Months Ended			For Years Ended
	Dec. 31,	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,
	2008	2007	2008	2008	2007
Revenue	$2,491	$3,556	$3,387	$12,501	$13,835
Cost of revenue	1,394	1,625	1,744	6,256	6,466
Gross profit	1,097	1,931	1,643	6,245	7,369
Research and development (R&D)	431	507	507	1,940	2,140
Selling, general and administrative (SG&A)	361	422	390	1,614	1,680
Restructuring expense	254	6	--	254	52
Operating profit	51	996	746	2,437	3,497
Other income (expense) net	(15)	46	10	44	195
Income from continuing operations before income taxes	36	1,042	756	2,481	3,692
Provision (benefit) for income taxes	(71)	289	193	561	1,051
Income from continuing operations	107	753	563	1,920	2,641
Income from discontinued operations, net of taxes	--	3	--	--	16
Net income	$107	$756	$563	$1,920	$2,657

Basic earnings per common share:
Income from continuing operations	$.08	$.55	$.43	$1.47	$1.86
Net income	$.08	$.55	$.43	$1.47	$1.88

Diluted earnings per common share:
Income from continuing operations	$.08	$.54	$.43	$1.45	$1.83
Net income	$.08	$.54	$.43	$1.45	$1.84

Average shares outstanding (millions):
Basic	1,283	1,372	1,304	1,308	1,417
Diluted	1,289	1,399	1,318	1,324	1,446

Cash dividends declared per share of common stock	$.11	$.10	$.10	$.41	$.30

Percentage of revenue:
Gross profit	44.0%	54.3%	48.5%	50.0%	53.3%
R&D	17.3%	14.3%	15.0%	15.5%	15.5%
SG&A	14.5%	11.9%	11.5%	12.9%	12.1%
Operating profit	2.0%	28.0%	22.0%	19.5%	25.3%

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TI reports financial results for 4Q08 and 2008	Page 8

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(Millions of dollars, except share amounts)

	Dec. 31,	Dec. 31,	Sept. 30,
	2008	2007	2008
Assets
Current assets:
Cash and cash equivalents	$1,046	$1,328	$1,715
Short-term investments	1,494	1,596	278
Accounts receivable, net of allowances of ($30), ($26) and ($28)	913	1,742	1,774
Raw materials	99	105	103
Work in process	837	876	982
Finished goods	439	437	490
Inventories	1,375	1,418	1,575
Deferred income taxes	695	654	679
Prepaid expenses and other current assets	267	180	191
Total current assets	5,790	6,918	6,212
Property, plant and equipment at cost	7,321	7,568	7,499
Less accumulated depreciation	(4,017)	(3,959)	(3,982)
Property, plant and equipment, net	3,304	3,609	3,517
Long-term investments	653	267	717
Goodwill	840	838	840
Acquisition-related intangibles	91	115	99
Deferred income taxes	990	510	688
Capitalized software licenses, net	182	227	202
Overfunded retirement plans	17	105	137
Other assets	56	78	54
Total assets	$11,923	$12,667	$12,466

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$324	$657	$601
Accrued expenses and other liabilities	1,034	1,117	976
Income taxes payable	40	53	35
Accrued profit sharing and retirement	134	198	126
Total current liabilities	1,532	2,025	1,738
Underfunded retirement plans	640	184	186
Deferred income taxes	59	49	52
Deferred credits and other liabilities	366	434	396
Total liabilities	2,597	2,692	2,372

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TI reports financial results for 4Q08 and 2008	Page 9

Stockholders’ equity:
Preferred stock, $25 par value. Authorized -- 10,000,000 shares.
Participating cumulative preferred. None issued.	--	--	--
Common stock, $1 par value. Authorized -- 2,400,000,000 shares.
Shares issued: Dec. 31, 2008 -- 1,739,718,073; Dec. 31, 2007 --
1,739,632,601; Sept. 30, 2008 -- 1,739,717,573	1,740	1,740	1,740
Paid-in capital	1,022	931	973
Retained earnings	21,168	19,788	21,204
Less treasury common stock at cost:
Shares: Dec. 31, 2008 -- 461,822,215; Dec. 31, 2007 --
396,421,798; Sept. 30, 2008 -- 443,292,628	(13,814)	(12,160)	(13,481)
Accumulated other comprehensive income (loss), net of taxes	(790)	(324)	(342)
Total stockholders’ equity	9,326	9,975	10,094
Total liabilities and stockholders’ equity	$11,923	$12,667	$12,466

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TI reports financial results for 4Q08 and 2008	Page 10

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Millions of dollars)

	For Three Months Ended			For Years Ended
	Dec. 31,	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,
	2008	2007	2008	2008	2007
Cash flows from operating activities:
Net income	$107	$756	$563	$1,920	$2,657
Adjustments to net income:
Income from discontinued operations	--	(3)	--	--	(16)
Depreciation	283	253	252	1,022	1,022
Stock-based compensation	51	67	53	213	280
Amortization of acquisition-related intangibles	8	10	9	37	48
(Gains) losses on sale of assets	--	--	--	6	(39)
Deferred income taxes	(23)	4	(78)	(182)	34
Increase (decrease) from changes in:
Accounts receivable	889	284	36	865	40
Inventories	200	32	76	43	11
Prepaid expenses and other current assets	(100)	26	50	(125)	13
Accounts payable and accrued expenses	(211)	(20)	(24)	(382)	77
Income taxes payable	13	(47)	41	38	304
Accrued profit sharing and retirement	(10)	52	25	(84)	33
Other	(94)	11	43	(41)	(57)
Net cash provided by operating activities of
continuing operations	1,113	1,425	1,046	3,330	4,407

Cash flows from investing activities:
Additions to property, plant and equipment	(76)	(181)	(197)	(763)	(686)
Proceeds from sales of assets	--	--	--	--	61
Purchases of short-term investments	(1,384)	(794)	--	(1,746)	(5,035)
Sales and maturities of short-term investments	182	2,067	49	1,300	5,981
Purchases of long-term investments	(1)	(4)	(3)	(9)	(30)
Sales of long-term investments	7	2	32	55	11
Acquisitions, net of cash acquired	--	(56)	--	(19)	(87)
Net cash (used in) provided by investing activities of
continuing operations	(1,272)	1,034	(119)	(1,182)	215

Cash flows from financing activities:
Payments on loans and long-term debt	--	--	--	--	(43)
Dividends paid	(141)	(138)	(131)	(537)	(425)
Sales and other common stock transactions	15	67	30	210	761
Excess tax benefit from share-based payments	2	10	1	19	116
Stock repurchases	(386)	(1,877)	(429)	(2,122)	(4,886)
Net cash used in financing activities of continuing operations	(510)	(1,938)	(529)	(2,430)	(4,477)
Net (decrease) increase in cash and cash equivalents	(669)	521	398	(282)	145
Cash and cash equivalents, beginning of period	1,715	807	1,317	1,328	1,183
Cash and cash equivalents, end of period	$1,046	$1,328	$1,715	$1,046	$1,328

Certain amounts in prior periods’ financial statements have been reclassified to conform to the current presentation.

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TI reports financial results for 4Q08 and 2008	Page 11

The following describes TI’s results excluding the impact of restructuring charges. Management believes this presentation provides investors additional insight into the underlying business conditions and results.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Non-GAAP Reconciliation
(Millions of dollars, except share and per-share amounts)

	For the three
	months ended
	Dec. 31, 2008
Pre-tax restructuring charges	$254
Tax impact of restructuring charges	(89)
After-tax restructuring charges	$165

Average diluted shares outstanding	1,289

Earnings per share impact of restructuring charges	$.13
Diluted earnings per common share as reported	$.08
Diluted earnings per common share excluding
restructuring charges	$.21

	For the three
	months ended	For the year ended
	Dec. 31, 2008	Dec. 31, 2008
Operating profit as reported	$51	$2,437
Pre-tax restructuring charges	254	254
Operating profit excluding restructuring charges	$305	$2,691

Revenue	$2,491	$12,501

Operating profit percentage of revenue excluding
restructuring charges	12.2%	21.5%

# # #

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TI reports financial results for 4Q08 and 2008	Page 12

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

  Market demand for semiconductors, particularly in key markets such as communications, entertainment electronics and computing;

  TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

  TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

  TI’s ability to compete in products and prices in an intensely competitive industry;

  TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

  Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

  Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

  Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

  Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

  Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

  Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

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TI reports financial results for 4Q08 and 2008	Page 13

  Customer demand that differs from our forecasts;

  The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;

  TI's ability to access its bank accounts and lines of credit or otherwise access the capital markets;

  Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;

  TI’s ability to recruit and retain skilled personnel; and

  Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the text under the heading “Risk Factors” in Part II, Item 1A of the Company’s Form 10-Q for the third quarter of 2008. The forward-looking statements included in this release are made only as of the date of this release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments
Texas Instruments (NYSE: TXN) helps customers solve problems and develop new electronics that make the world smarter, healthier, safer, greener and more fun. A global semiconductor company, TI innovates through manufacturing, design and sales operations in more than 25 countries. For more information, go to www.ti.com.

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